BOOTS & COOTS, INC. ELECTION FORM/LETTER OF TRANSMITTAL
(BOOK ENTRY SHARES)

Investor ID Number

This Election Form/Letter of Transmittal is being delivered in connection with the Agreement and Plan of Merger, dated as of April 9, 2010 (the "Merger Agreement"), by and among Boots & Coots, Inc. ("Boots & Coots"), Halliburton Company ("Halliburton") and Gradient, LLC, a direct wholly owned subsidiary of Halliburton, pursuant to which Boots & Coots will be merged with and into Gradient, with Gradient surviving.

Please refer to the related proxy statement/prospectus for an explanation of the terms of the election. A properly completed Election Form/Letter of Transmittal must be received by BNY Mellon no later than 5:00 p.m., New York time, on _________, 2010 in order to constitute a proper election. If you surrender your shares of Boots & Coots common stock to make an election, you will not be able to sell those shares unless you revoke your election prior to the election deadline. If you would like additional Election Form/Letter of Transmittals to use with respect to particular blocks of shares of Boots & Coots common stock, please contact BNY Mellon Shareowner Services at one of the phone numbers listed below.

I/we the undersigned, enclose herewith and surrender to you for exchange the shares of Boots & Coots common stock identified below. I/we certify that I/we have complied with all requirements as stated in the instructions below, am/are the registered holder(s) of the shares of Boots & Coots common stock surrendered hereby, have full authority to surrender these shares, have good and unencumbered title to the shares, give the instructions in this Election Form/Letter of Transmittal and warrant that the shares are free and clear of all liens, restrictions, adverse claims and encumbrances.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER 6 ON THE REVERSE SIDE.

PLACE AN [X] IN THE APPROPRIATE ELECTION BOX(ES) ONLY

	Election	WHOLE SHARES
2 ☐	Mixed Election	
3 ☐	All Cash Only Election	
4 ☐	All Stock Only Election	
5 ☐	No Election	

Note: Shares elected for all cash or all stock may be subject to proration.

1 ***Signature:*** This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the book-entry account or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ______________________ | ________ | ______________
Signature of Stockholder | Date | Daytime Telephone #

X ______________________ | ________ | ______________
Signature of Stockholder | Date | Daytime Telephone #

Please complete the back if you would like to transfer ownership or request special mailing.

INSTRUCTIONS FOR COMPLETING THE STOCK ELECTION/TRANSMITTAL FORM

1. Sign, date and include your daytime telephone number in this Election Form/Letter of Transmittal in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

2. If applicable, please indicate the number of shares of Boots & Coots common stock with respect to which you want to receive, subject to modification in order to achieve the intended tax consequences of the merger, (1) $1.73 in cash and (2) a fraction of a share of Halliburton common stock equal to the quotient obtained by dividing $1.27 by the volume weighted average trading price of a share of Halliburton common stock during the five-day trading period ending on the second full trading day immediately prior to the effective date of the merger (the "Halliburton five-day average price").

3. If applicable, please indicate the number of shares of Boots & Coots common stock with respect to which you want to receive $3.00 in cash. SUBJECT TO PRORATION.

4. If applicable, please indicate the number of shares of Boots & Coots common stock with respect to which you want to receive a fraction of a share of Halliburton common stock equal to the quotient obtained by dividing $3.00 by the Halliburton five-day average price. SUBJECT TO PRORATION.

5. If applicable, the number of shares of Boots & Coots common stock as to which you make no election (in which event you will receive the consideration provided in instruction 2 above).

6. **PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

7. If you want your Halliburton common stock, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 7. Signature(s) in Box 7 must be medallion guaranteed.

8. Fill in Box 8 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9:00 a.m. to 6:00 p.m. New York time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-XXX-XXX-XXXX (Toll Free)
From outside the U.S.:
1-201-680-6579 (Collect)

WHERE TO FORWARD YOUR ELECTION AND TRANSMITTAL MATERIALS

By Mail:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept.
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier or By Hand:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310

⑥ SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

FILL IN the space below.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/Sole proprietor ☐

Corporation ☐ Partnership ☐

Limited liability company ☐

Enter the tax classification D=disregarded entity ☐

C=corporation ☐ P=partnership ☐

☐ Other ▶ ____________________

Signature ____________________ Date ____________

❼ Special Transfer Instructions and Signature Guarantee Medallion

If you want your **Halliburton** stock, check for fractional shares, and/or check for cash to be issued in **another name**, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name) ____________________

Address (Number and Street) ____________________

(City, State & Zip Code) ____________________

(Tax Identification or Social Security Number) ____________________

(Title of Officer Signing this Guarantee) ____________________

(Name of Guarantor - Please Print) ____________________

(Address of Guarantor Firm) ____________________

❽ Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name) ____________________

Address (Number and Street) ____________________

(City, State & Zip Code) ____________________

BOOTS & COOTS, INC. ELECTION FORM/LETTER OF TRANSMITTAL
(CERTIFICATED/COMBINATION CERTIFICATED AND BOOK ENTRY SHARES)

This Election Form/Letter of Transmittal is being delivered in connection with the Agreement and Plan of Merger, dated as of April 9, 2010 (the "Merger Agreement"), by and among Boots & Coots, Inc. ("Boots & Coots"), Halliburton Company ("Halliburton") and Gradient, LLC, a direct wholly owned subsidiary of Halliburton, pursuant to which Boots & Coots will be merged with and into Gradient, with Gradient surviving.

Please refer to the related proxy statement/prospectus for an explanation of the terms of the election. A properly completed Election Form/Letter of Transmittal must be received by BNY Mellon no later than 5:00 p.m., New York time, on _________, 2010 in order to constitute a proper election. If you surrender your shares of Boots & Coots common stock to make an election, you will not be able to sell those shares unless you revoke your election prior to the election deadline. If you would like additional Election Form/Letter of Transmittals to use with respect to particular blocks of shares of Boots & Coots common stock, please contact BNY Mellon Shareowner Services at one of the phone numbers listed below.

I/we the undersigned, enclose herewith and surrender to you for exchange the shares of Boots & Coots common stock identified below. I/we certify that I/we have complied with all requirements as stated in the instructions below, am/are the registered holder(s) of the shares of Boots & Coots common stock surrendered hereby, have full authority to surrender these shares, have good and unencumbered title to the shares, give the instructions in this Election Form/Letter of Transmittal and warrant that the shares are free and clear of all liens, restrictions, adverse claims and encumbrances.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER ❻ ON THE REVERSE SIDE.

PLACE AN [X] IN THE APPROPRIATE ELECTION BOX(ES) ONLY

		WHOLE SHARES
❷ ☐	Mixed Election	
❸ ☐	All Cash Only Election	
❹ ☐	All Stock Only Election	
❺ ☐	No Election	

Note: Shares elected for all cash or all stock may be subject to proration.

❶ **Signature:** This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ______________________ | ________ | ________
Signature of Stockholder | Date | Daytime Telephone #

X ______________________ | ________ | ________
Signature of Stockholder | Date | Daytime Telephone #

Please complete the back if you would like to transfer ownership or request special mailing.

INSTRUCTIONS FOR COMPLETING THE STOCK ELECTION/TRANSMITTAL FORM

❶ Sign, date and include your daytime telephone number in this Election Form/Letter of Transmittal in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

❷ If applicable, please indicate the number of shares of Boots & Coots common stock with respect to which you want to receive, subject to modification in order to achieve the intended tax consequences of the merger, (1) $1.73 in cash and (2) a fraction of a share of Halliburton common stock equal to the quotient obtained by dividing $1.27 by the volume weighted average trading price of a share of Halliburton common stock during the five-day trading period ending on the second full trading day immediately prior to the effective date of the merger (the "Halliburton five-day average price").

❸ If applicable, please indicate the number of shares of Boots & Coots common stock with respect to which you want to receive $3.00 in cash. SUBJECT TO PRORATION.

❹ If applicable, please indicate the number of shares of Boots & Coots common stock with respect to which you want to receive a fraction of a share of Halliburton common stock equal to the quotient obtained by dividing $3.00 by the Halliburton five-day average price. SUBJECT TO PRORATION.

❺ If applicable, the number of shares of Boots & Coots common stock as to which you make no election (in which event you will receive the consideration provided in instruction 2 above).

❻ **PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

❼ If you want your Halliburton common stock, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 7. Signature(s) in Box 7 must be medallion guaranteed.

❽ Fill in Box 8 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

❾ If you cannot produce some or all of your stock certificates, please call Toll Free XXX-XXX-XXXX.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9:00 a.m. to 6:00 p.m. New York time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-XXX-XXX-XXX (Toll Free)
From outside the U.S.:
1-XXX-XXX-XXX (Collect)

WHERE TO FORWARD YOUR ELECTION AND TRANSMITTAL MATERIALS

By Mail:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept.
P.O. Box XXXX
South Hackensack, NJ 07606

By Overnight Courier or By Hand:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310

❻ SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

► **FILL IN** the space below.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/Sole proprietor ☐

Corporation ☐ Partnership ☐

Limited liability company ☐

Enter the tax classification D=disregarded entity ☐

C=corporation ☐ P=partnership ☐

☐ Other ► ____________

Signature ______________________ Date __________

❼ Special Transfer Instructions and Signature Guarantee Medallion

If you want your **Halliburton** stock, check for fractional shares, and/or check for cash to be issued in **another name**, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name) | (Title of Officer Signing this Guarantee)

Address (Number and Street) | (Name of Guarantor - Please Print)

(City, State & Zip Code) | (Address of Guarantor Firm)

(Tax Identification or Social Security Number)

❽ Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)